EXHIBIT 99.1

(Investors)	Robert B. Tschudy Senior Vice President and CFO SCPIE Holdings Inc. 310/557-8739 e-mail: rtschudy@scpie.com	(Media)	Howard Bender SCPIE Holdings Inc. 310/551-5948 e-mail: hbender@scpie.com

Cecilia A. Wilkinson PondelWilkinson Inc. 310/279-5980 e-mail: cwilkinson@pondel.com

SCPIE HOLDINGS ANNOUNCES 2005 THIRD-QUARTER

AND NINE-MONTH RESULTS

— Core Healthcare Liability Insurance Business Records Underwriting Profit —

Los Angeles, California – November 8, 2005 – SCPIE Holdings Inc. (NYSE:SKP), a major provider of healthcare liability insurance, today reported results for its third quarter and nine months ended September 30, 2005.

For the 2005 third quarter, SCPIE reported a net loss of $3.1 million, or $0.33 per share, principally attributable to losses of $14.8 million in the company’s run-off operations. SCPIE’s core California and Delaware healthcare liability insurance business delivered a strong performance in the quarter, reflecting, among other factors, a 6.5% rate increase in California that was implemented in January 2005. For the third quarter a year ago, the company reported a net loss of $3.0 million, or $0.32 per share.

Total revenues for the current third quarter were $37.0 million, down from $40.7 million in the corresponding year-earlier period as the company continued to wind down its non-core healthcare liability and assumed reinsurance operations.

For the first nine months of 2005, SCPIE posted net income of $0.3 million, or $0.03 per share, on total revenue of $111.0 million. In the same period a year ago, the company recorded a net loss of $4.5 million, or $0.48 per share, on total revenues of $120.9 million.

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SCPIE Holdings Inc.

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Core Operating Review

The company’s core healthcare liability insurance business produced an underwriting profit of $4.4 million in the 2005 third quarter contrasted to an underwriting loss a year ago of $604,000. In addition to the rate increase, the company has recently experienced markedly improved loss trends. The 2005 third-quarter combined ratio equaled 86.1% — significantly better than the 101.9% ratio in the 2004 third quarter. The third-quarter loss ratio attributable to core operations continued to improve, dropping to 67.0% from 79.7% a year ago, while the expense ratio of 19.1% attributable to core operations compared favorably with 22.2% in the 2004 third quarter.

“The outstanding performance of our core operations is a direct reflection of the success we are achieving in our turnaround plan,” said Donald J. Zuk, SCPIE President and Chief Executive Officer. “Our unwavering focus on underwriting, claims evaluation and customer service continues to attract and retain a quality insured base of healthcare professionals.”

Net earned premiums for the core business in the third quarter of 2005 totaled $32.0 million, compared with $30.8 million a year earlier. Net written premiums were $6.9 million for the third quarter of 2005 versus $7.4 million in the 2004 third quarter.

SCPIE’s cumulative retention rate on core business for the 12 months ended September 30, 2005, was 94%.

For the current nine-month period, the core business produced an underwriting profit of $6.1 million, contrasted to a net underwriting loss of $2.7 million in the comparable 2004 period. The 2005 nine-month combined ratio totaled 93.7% versus 102.9% for the 2004 nine-month period. The loss ratio attributable to core operations totaled 72.8% year-to-date 2005, compared with 82.1% for the 2004 year-to-date period. The expense ratio attributable to core operations totaled 20.9% compared with 20.8% a year earlier.

For the first nine months of 2005, net earned premiums for the company’s core direct healthcare liability insurance business totaled $96.5 million, up from $93.3 million a year earlier. Net written premiums for the core direct healthcare liability insurance business equaled $102.3 million, compared with $103.6 million a year earlier.

Non-Core Review

SCPIE continued to run off its non-core healthcare liability operations in states other than California and Delaware. The business produced a $2.5 million benefit in the

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2005 third quarter, contrasted to a loss of $3.8 million in the prior-year period. The benefit in the third quarter resulted from a reduction in reserves of $2.6 million due to better experience in 2005 in resolving out-of-state physician claims and fewer-than-projected claims reported. Outstanding reserves for non-core healthcare liability operations declined to $66.3 million from $97.4 million at December 31, 2004. Open claims dropped to 273 from 431 at year-end 2004.

The company incurred losses in the 2005 third quarter in the assumed reinsurance segment of $17.3 million. The loss was attributable to adjustments made during the quarter to amounts ceded by the company to its principal reinsurer in connection with a review by the parties, additional reported claims and increased loss estimates received by the company during the quarter from its reinsureds, including in large part London-based insurers and reinsurers, and some additional losses and loss adjustment expenses recorded under bail bond reinsurance treaties that are in dispute.

“We are disappointed with the loss in this segment” said Zuk. “Company management has recently held a number of meetings with our reinsureds to discuss commutation of the treaties. Although results to date are modest, we should have more success as this process moves forward.”

Financial Summary

SCPIE’s total revenues of $37.0 million for the 2005 third quarter included net earned premiums of $31.4 million, net investment income of $4.6 million and a realized investment loss of $0.3 million. In the 2004 third quarter, SCPIE’s total revenues of $40.7 million included net earned premiums of $36.1 million, net investment income of $4.5 million and realized investment losses of $0.1 million. Net premiums written for the 2005 third quarter totaled $6.1 million compared with $10.0 million in the same period a year earlier.

Total revenues for the first nine months of 2005 of $111.0 million comprised $96.4 million of earned premiums, $13.4 million of net investment income and $0.3 million of realized investment losses. For the first nine months of 2004, revenues of $120.9 million included $103.7 million of earned premiums, $15.0 million of net investment income and $1.6 million of realized investment gains. Net written premiums for the first nine months of 2005 totaled $100.8 million, compared with $102.3 million a year earlier.

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At September 30, 2005, SCPIE’s balance sheet remained debt-free. Book value per share totaled $20.10 compared with $20.68 at December 31, 2004.

Supplemental financial data relating to the performance of the company’s non-core direct healthcare liability operations and its assumed reinsurance business is contained in a detailed financial statement accompanying this news release.

About SCPIE Holdings

SCPIE Holdings Inc. is a leading provider of healthcare liability insurance for physicians, oral and maxillofacial surgeons, and other healthcare providers, as well as medical groups and healthcare facilities. Since the company was founded in 1976, it has carved out a significant niche in the insurance industry by providing innovative products and services specifically for the healthcare community.

Investor Conference Call

An investor conference call to discuss SCPIE’s third-quarter 2005 results will be conducted today, November 8, 2005, at 9 am PST (12 noon EST). The call will be open to all interested investors through a live audio web broadcast via the Internet at www.scpie.com and www.earnings.com. Questions, which will be answered during the conference call as time permits, can be submitted prior to the call or during the call by clicking on the icon on the home page of SCPIE’s website.

Rebroadcast over the Internet will be available for one year on both websites. A telephonic playback of the call will be available from approximately 11 am PST, Tuesday, November 8, 2005 to 5 pm PST, Tuesday, November 15, 2005. Listeners should call 800/286-8010 (domestic) or 617/801-6888 (international) and use Reservation Number 60253628.

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In addition to historical information, this news release contains forward-looking statements that are based upon the company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Actuarial estimates of losses and loss expenses, expectations concerning the company’s ability to retain current insureds at profitable levels, successful withdrawal from the assumed reinsurance business, continued solvency of the company’s reinsurers, obtaining rate change regulatory approvals, expansion of liability insurance business in its principal market, and improved performance and profitability are dependent upon a variety of factors, including future economic, competitive and market conditions, frequency and severity of catastrophic events, future legislative and regulatory actions, uncertainties and potential delays in obtaining rate approvals, the level of ratings from recognized rating services, the inherent uncertainty of loss and loss expense estimates in both the core business and discontinued non-core businesses, and the cyclical nature of the property and casualty insurance industry, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. The company is also subject to certain structural risks as an insurance holding company, including statutory restrictions on dividends and other intercompany transactions. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the company’s objectives or plans will be realized.

SCPIE Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in Thousands)

	September 30, 2005	December 31, 2004
	( Unaudited )
ASSETS
Securities available-for-sale:
Fixed maturities investments, at fair value (amortized cost 2005 - $413,839; 2004 - $454,278)	$407,485	$454,817
Equity investments, at fair value (cost 2005 - $11,965; 2004 - $12,100)	16,705	16,173

Total securities available-for-sale	424,190	470,990
Mortgages	10,400	10,400
Cash and cash equivalents	95,292	94,390

Total investments	529,882	575,780
Accrued investment income	5,204	5,849
Premiums receivable	23,058	12,603
Assumed Reinsurance Receivables	65,885	119,937
Reinsurance recoverable	92,268	197,520
Deferred policy acquisition costs	8,653	9,063
Deferred federal income taxes, net	50,964	48,454
Property and equipment, net	2,495	2,954
Other assets	6,851	7,475

Total assets	$785,260	$979,635

LIABILITIES
Reserves:
Loss and loss adjustment expenses	$523,310	$638,747
Unearned premiums	48,346	43,811

Total reserves	571,656	682,558
Amounts held for reinsurance	6,496	77,519
Other liabilities	15,918	25,036

Total liabilities	594,070	785,113
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock - par value $1.00, 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock - par value $.0001, 30,000,000 shares authorized, 12,792,091 shares issued, 2005 - 9,512,391 shares outstanding 2004 - 9,404,604 shares outstanding	1	1
Additional paid-in capital	37,127	37,127
Retained earnings	255,270	256,177
Treasury stock, at cost (2005 - 2,779,700 shares and 2004 - 2,887,487 shares)	(96,023)	(97,654)
Subscription notes receivable	(2,648)	(3,018)
Accumulated other comprehensive income	(2,537)	1,889

Total stockholders’ equity	191,190	194,522

Total liabilities and stockholders’ equity	$785,260	$979,635

SCPIE Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in Thousands, except per-share data)

( Unaudited )

	Nine Months Ended		Three Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Revenues:
Net premiums earned	$96,408	$103,700	$31,371	$36,059
Net investment income	13,355	15,027	4,556	4,477
Realized investment gains	(258)	1,604	(264)	(111)
Other revenue	1,522	600	1,348	235

Total revenues	111,027	120,931	37,011	40,660
Expenses:
Losses & loss adjustment expenses incurred	86,016	100,545	32,958	34,776
Other operating expenses	24,501	22,998	8,782	6,192

Total expenses	110,517	123,543	41,740	40,968

Income before federal income taxes	510	(2,612)	(4,729)	(308)
Income tax expenses (benefits)	256	1,898	(1,607)	2,713

Net income	$254	$(4,510)	$(3,122)	$(3,021)

Basic earnings (loss) per share of common stock	$0.03	$(0.48)	$(0.33)	$(0.32)

Diluted earnings (loss) per share of common stock	$0.03	$(0.48)	$(0.33)	$(0.32)

Average number of shares outstanding-basic	9,416,827	9,410,576	9,429,052	9,410,576
Average number of shares outstanding-diluted	9,593,713	9,410,576	9,605,938	9,410,576

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Nine Months Ended September 30 2005					Nine Months Ended September 30 2004
	Direct Healthcare Liability		Assumed Reinsurance (4)(5)			Direct Healthcare Liability		Assumed Reinsurance (4)(5)
	Core (2)	Non-Core (3)(4)		Other	Total (6)	Core (2)	Non-Core (3)(4)		Other	Total (6)
Net written premium (1)	$102,287	$56	$(1,524)		$100,819	$103,557	$(1,261)	$(39)		$102,257
Net earned premium	96,474	73	(139)		96,408	93,338	(1,177)	11,539		103,700
Net investment income				$13,355	13,355				$15,027	15,027
Realized investment gains				(258)	(258)				1,604	1,604
Other revenue				1,522	1,522				600	600

Total revenue	96,474	73	(139)	14,619	111,027	93,338	(1,177)	11,539	17,231	120,931
Incurred loss and LAE	70,229	(2,612)	18,399		86,016	76,621	6,959	16,965		100,545
Other expenses	20,161	50	4,290		24,501	19,413	102	3,483		22,998

Net underwriting income (loss)	$6,084	$2,635	$(22,828)		(14,109)	$(2,696)	$(8,238)	$(8,909)		(19,843)

Net investment income and other revenue				$14,619	14,619				$17,231	17,231

Income before federal Income taxes					$510					$(2,612)

Net cash used in operating activities					$(34,877)					$(43,739)

Loss ratio	72.8%					82.1%
Expense ratio	20.9%					20.8%

Combined ratio (GAAP)	93.7%					102.9%

1)	Net written premium is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net written premium is a statutory measure of production levels. Net earned premium, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. A reconciliation of net written premium to net earned premium is provided herein.

2)	Core Direct Healthcare Liability Business represents California and Delaware excluding discontinued dental and hospital programs.

3)	Non-Core Direct Healthcare Liability Business represents other state business and dental and hospital programs in California.

4)	Ratios are not shown for the Non-Core Healthcare Liability and Assumed Reinsurance columns, because their run-off status produces ratios which are not meaningful.

5)	The expense component for the Assumed Reinsurance segment includes the effect of the retrospective accounting treatment required by Financial Accounting Standards Board No. 113, more fully described in SCPIE's 2004 Annual Filing in Form 10K, page 38.

6)	Ratios are not shown for the Total column, because inclusion of the discontinued Non-Core Healthcare Liability and Assumed Reinsurance results produce ratios which are no longer meaningful.

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Three Months Ended September 30 2005					Three Months Ended September 30 2004
	Direct Healthcare Liability		Assumed Reinsurance (4)(5)			Direct Healthcare Liability		Assumed Reinsurance (4)(5)
	Core (2)	Non-Core (3)(4)		Other	Total (6)	Core (2)	Non-Core (3)(4)		Other	Total (6)
Net written premium (1)	$6,911	$(102)	$(675)		$6,134	$7,368	$(565)	$3,239		$10,042
Net earned premium	32,017	(97)	(549)		31,371	30,796	(569)	5,832		36,059
Net investment income				$4,556	4,556				$4,477	4,477
Realized investment gains (losses)				(264)	(264)				(111)	(111)
Other revenue			—	1,348	1,348				235	235

Total revenue	32,017	(97)	(549)	5,640	37,011	30,796	(569)	5,832	4,601	40,660
Incurred loss and LAE	21,467	(2,604)	14,095		32,958	24,558	3,189	7,029		34,776
Other expenses	6,131	(27)	2,678		8,782	6,842	2	(652)		6,192

Net underwriting income (loss)	$4,419	$2,534	$(17,322)		(10,369)	$(604)	$(3,760)	$(545)		(4,909)

Net investment income and other revenue				$5,640	5,640				$4,601	4,601

Income (loss) before federal Income taxes					$(4,729)					$(308)

Net cash used in operating activities					$(15,843)					$(22,260)

Loss ratio	67.0%					79.7%
Expense ratio	19.1%					22.2%

Combined ratio (GAAP)	86.1%					101.9%

1)	Net written premium is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net written premium is a statutory measure of production levels. Net earned premium, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. A reconciliation of net written premium to net earned premium is provided herein.

2)	Core Direct Healthcare Liability Business represents California and Delaware excluding discontinued dental and hospital programs.

3)	Non-Core Direct Healthcare Liability Business represents other state business and dental and hospital programs in California.

4)	Ratios are not shown for the Non-Core Healthcare Liability and Assumed Reinsurance columns, because their run-off status produces ratios which are not meaningful.

5)	The expense component for the Assumed Reinsurance segment includes the effect of the retrospective accounting treatment required by Financial Accounting Standards Board No. 113, more fully described in SCPIE's 2004 Annual Filing in Form 10K, page 38.

6)	Ratios are not shown for the Total column, because inclusion of the discontinued Non-Core Healthcare Liability and Assumed Reinsurance results produce ratios which are not meaningful.

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	September 30, 2005
Fixed-maturity portfolio
U.S. government & agencies	$129,079	31.7%
Mortgage & asset-backed	76,981	18.9%
Corporate	201,425	49.4%

Total	$407,485	100.0%

Average quality		AA
Effective duration		3.8
Yield to maturity		4.3%
Weighted average combined maturity		4.2

	Nine Months Ended		Quarter Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Total premiums
Net written premium	$100,819	$102,257	$6,134	$10,042
Change in unearned premium	(4,411)	1,443	25,237	26,017

Net earned premium	$96,408	$103,700	$31,371	$36,059